Exhibit 99.4

January 19, 2021

Adagene Inc. (the “Company”)

4F, Building C14, No. 218,

Xinghu Street, Suzhou Industrial Park

Suzhou, Jiangsu Province, 25125

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on January 19, 2021 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Yiu Leung Andy Cheung
Name: Yiu Leung Andy Cheung